EXHIBIT 99.2

                               [GRAPHIC OMITTED]
                                   WARRANTECH
                             Protecting Your Future


For Immediate Release
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Contacts:   Rick Gavino                        Virginia Stuart
            Chief Financial Officer            VP-Investor Relations
            Warrantech Corporation             Michael A. Burns & Associates
            817-785-1366                       214-521-8596
            richard_gavino@warrantech.com      vstuart@mbapr.com


         WARRANTECH CORPORATION TO BE ACQUIRED BY AN AFFILIATE OF H.I.G.
                      CAPITAL FOR $0.75 PER SHARE IN CASH

BEDFORD, Texas - June 7, 2006 - Warrantech Corporation (OTCBB:WTEC), a leading independent provider of service contracts and after-market warranties, announced today that it has entered into a definitive agreement in which an affiliate of private equity firm H.I.G. Capital will acquire all outstanding shares of Warrantech in a cash merger for $0.75 per share.

         Warrantech's Board of Directors unanimously approved the merger and will recommend to Warrantech's stockholders that they adopt the merger agreement. In addition, shareholders representing 35.5 percent of all shares outstanding have agreed to vote their shares in support of the transaction.

         The aggregate transaction value, including the June 7, 2006 purchase by an affiliate of H.I.G. Capital of $20 million of Warrantech debt, is approximately $35 million. The merger is expected to close prior to year end, and is subject to Warrantech shareholder approval, as well as other customary closing conditions.
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         Joel San Antonio, Warrantech Chairman and Chief Executive Officer said,
"After careful consideration by a special committee consisting of non-management directors and an independent investment bank it has been concluded that this transaction is in the best interest of all stockholders." "Mr. San Antonio stated further, "This transaction will also provide Warrantech with a better opportunity to grow its business as a private company and better service our customer base. In addition H.I.G. has an excellent track record of building value in its portfolio companies by providing strong financial and strategic support."

         "H.I.G. is very excited about our potential investment in Warrantech," said Doug Berman, Managing Director of H.I.G. Capital. "We look forward to working with the Company and providing the financial backing and resources to grow the business and extend Warrantech's leadership position."


ABOUT WARRANTECH CORPORATION:
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         Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, consumer electronics, homes, computers and computer peripherals for retailers, distributors and manufacturers. The Company continues to expand its domestic and global reach, and now provides its services in the United States, Canada and Puerto Rico. For additional information on Warrantech, go to www.warrantech.com.

ABOUT H.I.G. CAPITAL:
--------------------
         H.I.G. Capital, L.L.C. is a leading private equity and venture capital investment firm with more than $3 billion of equity capital under management. Headquartered in Miami, and with offices in Atlanta, Boston, and San Francisco, H.I.G. specializes in providing capital to small and medium-sized companies with attractive growth potential. H.I.G. invests in management-led buyouts and recapitalizations of profitable and well-managed manufacturing or service businesses, and in promising early-stage technology companies. H.I.G. currently has a controlling interest in more than 40 companies with combined revenues in excess of $5 billion. For more information, please refer to the H.I.G. website at www.higcapital.com.

FORWARD-LOOKING STATEMENTS:
--------------------------
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Warrantech. There are a number of risks and

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

uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Warrantech may be unable to obtain shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) Warrantech may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (4) the transaction may involve unexpected costs or unexpected liabilities; (5) the credit ratings of Warrantech or its subsidiaries may be different from what the parties expect;
(6) the businesses of Warrantech may suffer as a result of uncertainty surrounding the transaction; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect Warrantech; and
(8) Warrantech may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Warrantech are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.warrantech.com. Warrantech undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:
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In connection with the proposed transaction, a proxy statement of Warrantech and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WARRANTECH AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Warrantech at http://www.sec.gov, the SEC's Web site, and at http://www.warrantech.com.

PARTICIPANTS IN THE SOLICITATION:
---------------------------------
Warrantech and its executive officers and directors and HIG Capital LLC may be deemed, under SEC rules, to be participants in the solicitation of proxies from Warrantech's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Warrantech is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on September 8, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.


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